As filed with the Securities and Exchange Commission on November 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Safe-T Group Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Abba Eban Ave., Herzliya, 4672526 Israel

(Address of Principal Executive Offices)

Safe-T Group Ltd. Global Equity Plan

(Full title of the plan)

Safe-T USA Inc.

51 John F. Kennedy Parkway, Short Hills, NJ 07078

888-304-5010

(Name, address and telephone number of agent for service)

COPIES TO:

Oded Har-Even, Esq. Howard E. Berkenblit, Esq. David Huberman, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212)-660-5000	Eitan Shmueli, Adv. Gregory Irgo, Adv. Lipa Meir & Co 2 Weitzman St. Tel Aviv 6423902, Israel (972) 3-607-0600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares (1)	40,000,000	(3)	$0.025	(4)	$1,000,000	$109.10
Total	40,000,000		N/A		$1,000,000	$109.10

(1)	American Depository Shares, or ADSs, evidenced by American Depository Receipts, or ADRs, issuable upon deposit of Ordinary Shares, no par value per share, of Safe-T Group Ltd., or the Registrant, are registered on a separate Registration Statement on Form F-6 (File No. 333-218251). Each ADS represents 40 Ordinary Shares.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)	Represents Ordinary Shares reserved for issuance upon the exercise of options that may be granted under the plan to which this Registration Statement relates.

(4)	The fee is based on the number of Ordinary Shares which may be issued under the plan to which this Registration Statement relates and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of an ADS as reported on the Nasdaq Capital Market on November 16, 2020.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8, or the Registration Statement, is to register 40,000,000 additional Ordinary Shares of Safe-T Group Ltd., or the Registrant or the Company, to be reserved for issuance under the Safe-T Group Ltd. Global Equity Plan, or the Plan, which are in addition to the 88,000,000 Ordinary Shares under the Plan registered on the Company’s Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission, or the Commission, on June 18, 2020 (Commission File No. 333-239249), and the 1,946,432 Ordinary Shares (such number reflecting the 20:1 reverse split of the Registrant effected on October 21, 2019) under the Plan registered on the Company’s Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission, or the Commission, on August 29, 2019 (Commission File No. 333-233510), or the Prior Registration Statement.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby

The increase in the number of Ordinary Shares authorized for issuance under the Plan was approved by the board of directors of the Company on November 4, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended, or the Securities Act, in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the registrant with the Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 31, 2020;

(b)	The Registrant’s reports of foreign private issuer on Form 6-K furnished to the Commission on September 11, 2019, April 2, 2020, April 6, 2020 April 10, 2020, April 20, 2020 (with respect to the first through third and the fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as exhibit 99.1), April 21, 2020, April 27, 2020, May 20, 2020, May 27, 2020 (with respect to the first three paragraphs and the sections titled “Recent Developments,” “COVID-19 Impacts,” and “Financial results for the three months ended March 31, 2020,” “Balance Sheet Highlights,” and “Forward-Looking Statements,” and the IFRS financial statements in the press release attached as exhibit 99.1), June 17, 2020, June 22, 2020 (with respect to the first through sixth paragraphs, the eighth paragraph, and the sections titled “Gartner Disclaimer” and “Forward-Looking Statements” in the press release attached as exhibit 99.1), June 29, 2020 (with respect to the first, the third through sixth paragraphs, and the section titled “Forward-Looking Statements” in the press release attached as exhibit 99.1), July 6, 2020, July 21, 2020, August 11, 2020 and August 31, 2020 (with respect to the first three paragraphs, the sections titled “Recent Developments,” “Second Quarter 2020 Corporate Highlights,” “COVID-19 Impacts,” “Financial results for the six months ended June 30, 2020,” “Financial results for the three months ended June 30, 2020,” “Balance Sheet Highlights” and “Forward-Looking Statements,” and the IFRS financial statements in the press release attached as Exhibit 99.1, and Exhibits 99.2 and 99.3), September 15, 2020, October 14, 2020 and November 6, 2020 (with respect to the first two paragraphs, the forth through seventh paragraphs, and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1); and

(c)	The description of the registrant’s Ordinary Shares and ADSs contained in the registrant’s registration statement on Form 8-A (File No. 001-38610), filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as amended by Exhibit 2.D to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2019, and including any further amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 6-K subsequently filed by the registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Association of Safe-T Group Ltd. (filed as Exhibit 99.2 to Form 6-K (File No. 001-38610) filed on September 15, 2020 and incorporated herein by reference).

5.1	Opinion of Lipa Meir & Co.

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, with respect to the financial statements of Safe-T Group Ltd.

23.2	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, with respect to the financial statements of NetNut Ltd.

23.3	Consent of Lipa Meir & Co (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page).

99.1	Safe-T Group Ltd. Global Equity Plan (filed as Exhibit 10.2 to Form F-1 (File No. 333-226074) filed on July 5, 2018, and incorporated herein by reference).

99.2	U.S. Addendum to the Safe-T Group Ltd. Global Equity Plan (filed as Exhibit 99.1.B to Form 6-K (File No. 333- 38610) filed on April 11, 2019, and incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzliya, State of Israel, on November 17, 2020.

SAFE-T GROUP LTD.

By:	/s/ Shachar Daniel
Name: Shachar Daniel
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Safe-T Group Ltd. hereby constitute and appoint each of Shachar Daniel and Shai Avnit, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shachar Daniel	Chief Executive Officer, Director	November 17, 2020
Shachar Daniel	(Principal Executive Officer)

/s/ Shai Avnit	Chief Financial Officer	November 17, 2020
Shai Avnit	(Principal Financial and Accounting Officer)

/s/ Chen Katz	Director, Chairman of the Board of Directors	November 17, 2020
Chen Katz

/s/ Amir Mizhar	Director, President	November 17, 2020
Amir Mizhar

/s/ Yehuda Halfon	Director	November 17, 2020
Yehuda Halfon

/s/ Rakefet Remigolski	Director	November 17, 2020
Rakefet Remigolski

/s/ Moshe Tal	Director	November 17, 2020
Moshe Tal

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned the duly authorized representative in the United States of Safe-T Group Ltd., has signed this Registration Statement on Form S-8 on November 17, 2020.

Safe-T USA Inc.

/s/ Amir Mizhar
Amir Mizhar, Director

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